Exhibit 99

TD Banknorth Reports Solid First Quarter Results; Adopts Purchase Accounting

PORTLAND, Maine—May 16, 2005—The First Quarter Earnings Conference Call will be held at 9:00 a.m. Eastern Daylight Time today, May 16, 2005. The Dial-in number for USA and Canada is 800 573-4842 and the international dial-in number is 617-224-4327. The passcode for both numbers is 25230710. The replay number for USA and Canada is 888-286-8010. The international dial-in number is 617-801-6888. The replay passcode is 73107906. The live webcast and webcast replay is available at www.banknorth.com/investorrelations.

TD Banknorth Inc. (NYSE: BNK) (“TD Banknorth” or “the Company”) today released its earnings for the first quarter of 2005 using the purchase method of accounting to account for the transaction with the TD Bank Financial Group (“TD”) which closed on March 1, 2005. The Company determined, based on discussions with the staff of the Office of Chief Accountant of the SEC, to use the purchase method to account for the transaction. As a result, the Company has marked its assets and liabilities to fair value as of March 1, 2005 and will amortize an additional $696 million of identifiable intangible assets in future quarters over the useful lives of those assets.

On April 25th, the Company released its preliminary earnings using both historical and purchase accounting to account for the transaction with TD. This release presents the Company’s first quarter earnings using purchase accounting to account for the transaction and supersedes in its entirety the preliminary earnings release issued on April 25, 2005.

“It is important to note that TD Banknorth’s earnings exclusive of the amortization of identifiable intangible assets will not be materially impacted by this decision and we remain well capitalized,” said TD Banknorth Chairman, President and CEO, William J. Ryan. “As I have previously said, we are pleased with our first quarter results and believe that we are well positioned for future growth,” he added.

The use of purchase accounting will have little impact on the Company’s earnings exclusive of the amortization of identifiable intangible assets beyond the second quarter of 2005. On a going-forward basis, the Company will report its earnings on a GAAP basis and on a cash basis net of the amortization of identifiable intangible assets.

Impact of Purchase Accounting on the Company’s Balance Sheet

As a result of accounting for the TD transaction under the purchase method, the Company has marked its balance sheet to fair value as of March 1, 2005. Included in the Company’s financial results is a schedule indicating the purchase accounting adjustments to the Company’s consolidated balance sheet and a schedule identifying the impact purchase accounting had on the Company’s consolidated income statement for the one month period from March 1, 2005 to March 31, 2005.

As a result of the purchase accounting adjustments when compared to historical accounting, the Company’s total assets increased by $3.8 billion to $32.1 billion, primarily as a result of a $3.0 billion increase in goodwill, a $696 million increase in identifiable intangible assets and a $107 million increase in net loans and leases.

Purchase accounting adjustments also resulted in a $401 million increase in the Company’s total liabilities, primarily as a result of a $247 million increase in the deferred tax liability on identifiable intangible assets, a $54 million increase in other liabilities, a $44 million increase in retail certificates of deposit and a $55 million increase in borrowings.

Shareholders’ equity increased by $3.4 billion primarily due to the increase in goodwill of $3.0 billion and the creation of an additional $696 million of identifiable intangible assets which more than offset a $247 million increase in the deferred tax liability on identifiable intangible assets.

First Quarter Results Based on Purchase Accounting

To present the effects of the TD transaction on the Company’s financial statements, the accompanying financial statements use the term “predecessor” to refer to the results of Banknorth Group, Inc., the predecessor entity to TD Banknorth Inc., for the period January 1, 2005 to February 28, 2005 and prior periods, which are based on historical accounting, and the term “successor” to refer to the results of TD Banknorth Inc. for the period March 1, 2005 to March 31, 2005 following TD Banknorth’s application of purchase accounting as of March 1, 2005. To assist in the comparability of our financial results and to make it easier to discuss and understand these results, the financial information discussed herein combines the “predecessor period” January 1, 2005 to February 28, 2005 with the “successor period” March 1, 2005 to March 31, 2005 to present “combined” quarterly results for the three months ended March 31, 2005. Due to the application of purchase accounting as of March 1, 2005, results for the combined period may not be comparable to results for the predecessor period.

The Company’s net income for the first quarter ended March 31, 2005 amounted to $34.1 million, as compared to $90.3 million for the first quarter of 2004. On a per diluted share basis, net income was 18 cents for the first quarter of 2005 versus 54 cents for the same quarter a year ago. The decline in earnings for the quarter was attributable to losses associated with the Company’s previously-announced balance sheet deleveraging strategy, merger and consolidation costs which were primarily attributable to the Company’s transaction with TD, the change in unrealized loss on derivatives and the amortization of identifiable intangible assets.

Exclusive of the after-tax impact of merger and consolidation costs, the Company’s balance sheet deleveraging strategy, the change in unrealized loss on derivatives and the amortization of identifiable intangible assets, earnings for the quarter ended March 31, 2005 were $111.8 million, up 21% as compared to $92.6 million for the first quarter of 2004. Earnings per diluted share for the first quarter of 2005, exclusive of the after-tax impact of merger and consolidation costs, the Company’s balance sheet deleveraging strategy, the change on unrealized loss on derivatives and the effects of the amortization of identifiable intangible assets, were 60 cents versus 56 cents for the same quarter a year ago, an increase of 7%.

2

Earnings per diluted share were impacted primarily by several cash and non-cash charges in the first quarter of 2005. First, the after-tax loss associated with the Company’s previously-announced balance sheet deleveraging strategy of $41.6 million represented 22 cents per diluted share. Second, the after-tax effects of merger and consolidation costs of $23.4 million, when combined with the after-tax effect of the change in unrealized loss on derivatives of $5.3 million resulting from application of purchase accounting, represented a loss of 16 cents per diluted share. Third, as a result of the application of purchase accounting, the after-tax impact of the amortization of identifiable intangible assets of $7.5 million represented a loss of 4 cents per diluted share.

Although the application of purchase accounting resulted in certain adjustments to TD Banknorth’s capital accounts and resulting regulatory capital ratios, TD Banknorth and its banking subsidiary continue to qualify as “well capitalized” institutions under applicable laws and regulations. At March 31, 2005, the Company’s Tier 1 leverage capital ratio was estimated to be 6.29% as compared to 6.84% at March 31, 2004. The Company’s tangible equity/tangible assets ratio at March 31, 2005 was 4.92% as compared to 5.84% at March 31, 2004, and the Company’s total risk based capital ratio was 10.13% at March 31, 2005 as compared to 11.47% at March 31, 2004.

The Company’s net interest income was $255.1 million in the first quarter of 2005, a 17% increase as compared to $217.6 million in the first quarter of 2004.

For the quarter ended March 31, 2005, the Company’s net interest margin improved to 3.97% up from 3.68% for the quarter ended March 31, 2004 and from 3.87% for the quarter ended December 31, 2004. The improvement was due, in large part, to the impact of the balance sheet deleveraging strategies implemented in both the fourth quarter of 2004 and the first quarter of 2005. For the balance of the year, the Company anticipates that the net interest margin will be above 4.00%.

The Company’s provision for loan and lease losses amounted to $2.1 million for the three months ended March 31, 2005, as compared to $9.5 million for the same period in the prior year. “Our consistently strong asset quality, loss experience and migration analysis dictated that we reduce our provision for loan and lease losses this quarter,” said Mr. Ryan. If its recent loss experience continues, the Company anticipates that the amount of the quarterly provisions for loan and lease losses in the remainder of 2005 will be substantially less than the amount of its quarterly provisions in 2004.

Largely as a result of the sale of securities associated with the balance sheet deleveraging strategy, securities available for sale at March 31, 2005 declined to $4.7 billion, down 35% from $7.2 billion at March 31, 2004. As a percent of total assets, securities available for sale declined to 15% at March 31, 2005 from 27% at March 31, 2004 as a result of both the sale of securities associated with the balance sheet deleveraging strategies and the increase in total assets as a result of the application of purchase accounting.

3

Average loans and leases increased by 20% for the quarter ended March 31, 2005 compared to the same quarter a year ago, including increases of 40% for residential real estate mortgages (largely due to the acquisition of BostonFed Bancorp, Inc.), 16% for commercial real estate mortgages, 19% for commercial business loans and leases and 13% for consumer loans and leases. Excluding the impact of acquisitions, average loans and leases for commercial and consumer loans increased 9% for the quarter ended March 31, 2005 as compared to the same period a year ago, while residential real estate mortgages decreased by 3% during the same period.

Average deposits increased by 11% in the three months ended March 31, 2005 as compared to the three months ended March 31, 2004, in large part due to acquisitions. During the three months ended March 31, 2005 average noninterest bearing deposits, principally checking accounts, increased by 21%, average retail money market and NOW accounts increased by 14% and average regular savings accounts increased by 7% as compared to the three months ended March 31, 2004. Excluding acquisitions, average demand deposits increased 11% and average core deposits (noninterest bearing deposits, retail money market and NOW accounts and regular savings accounts) increased 3% in the three months ended March 31, 2005 as compared to the same period in the prior year.

Noninterest income increased 6% in the first quarter of 2005 as compared to the first quarter of 2004, excluding the securities and deleveraging-related losses and the change in unrealized loss on derivatives. This increase was primarily attributable to increases in merchant and electronic banking income of 26%, wealth management services income of 15% and deposit services income of 8%, all of which more than offset declines in other noninterest income of 13% and investment planning income of 3%. Noninterest income was impacted by a pre-tax loss of $8.2 million attributable to the change in unrealized loss on derivatives; this decline was more than offset in April 2005.

Noninterest expense increased by 11% for the quarter ended March 31, 2005 as compared to the same period a year ago, excluding merger and consolidation costs, prepayment penalties associated with the Company’s balance sheet deleveraging strategies and the amortization of identifiable intangible assets. A substantial majority of this increase was attributable to acquisitions.

During the first quarter of 2005, the Company’s allowance for loan and lease losses was decreased by $21.4 million due to the application of specific reserves against certain nonperforming loans and leases to the carrying value of such assets in accordance with the purchase method of accounting. In addition to reducing the total allowance, this action resulted in a $21.4 million decrease in the Company’s nonperforming loans, reflecting the write down to fair value of certain nonperforming commercial real estate mortgages and commercial business loans and leases.

Largely due to application of the specific reserve to certain nonperforming loans and leases described above, total nonperforming loans and leases decreased to $62.9 million at March 31, 2005 from $77.6 million at December 31, 2004. Total net charge-offs were $10.1 million for the quarter ended March 31, 2005, down from $10.4 million for the quarter ended December 31, 2004. The ratio of nonperforming loans to total loans and leases improved to .32% at March 31, 2005, largely due to the decline in total nonperforming loans and leases.

4

At March 31, 2005, book value per diluted share increased to $36.65, reflecting the increases in total assets and shareholders’ equity as a result of the application of purchase accounting, while tangible book value per diluted share was $7.63.

Although the transaction with TD was not predicated on synergies, the Company continues to identify both expense and revenue-related synergies. At this time, the Company has identified potential synergies totaling approximately $7 million in 2005 and $14 million in 2006.

The Company also announced that it has completed its previously-announced buyback of 15.3 million shares. At March 31, 2005, the number of shares of common stock outstanding was 173.2 million.

About TD Banknorth Inc.

TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group. At March 31, 2005, the Company had $32.1 billion of total consolidated assets and provided financial services to over 1.3 million households in the Northeast. TD Banknorth’s banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). TD Banknorth and Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. TD Banknorth Inc. trades on the New York Stock Exchange under the symbol “BNK”.

This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as the amortization of intangible assets in the case of “cash basis” performance measures. These non-GAAP measures also may exclude other significant gains or losses that are unusual in nature, such as security gains and prepayment penalties. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

5

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting the Company’s operations. In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties. Investors are encouraged to access the Company’s periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company, including information which could affect the Company’s forward-looking statements. The forward-looking statements in this press release speak only as of the date of the press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

6

TD Banknorth Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS (Unaudited)

	Successor	Predecessor		Predecessor
(In thousands)	March 31,	March 31,	%	December 31,	%
	2005	2004	Change	2004	Change
Cash and due from banks	$540,812	$516,772	5%	$541,994	0%
Federal funds sold and other short-term investments	3,247	8,356	-61%	2,312	40%
Securities available for sale	4,656,122	7,235,716	-36%	6,728,523	-31%
Securities held to maturity	80,259	115,442	-30%	87,013	-8%
Loans and leases held for sale	558,137	46,970	NM	51,693	NM
Loans and leases:
Residential real estate mortgages	3,388,907	2,647,540	28%	3,081,217	10%
Commercial real estate mortgages	6,559,459	5,549,406	18%	6,249,513	5%
Commercial business loans and leases	4,094,627	3,482,093	18%	3,928,594	4%
Consumer loans and leases	5,606,950	4,944,573	13%	5,333,670	5%

Total loans and leases	19,649,943	16,623,612	18%	18,592,994	6%
Less: Allowance for loan and lease losses	228,165	233,297	-2%	243,152	-6%

Loans and leases, net	19,421,778	16,390,315	18%	18,349,842	6%
Premises and equipment	308,109	260,302	18%	300,120	3%
Goodwill	4,537,623	1,127,799	NM	1,365,780	NM
Identifiable intangible assets	757,504	34,491	NM	50,376	NM
Bank-owned life insurance	556,265	493,729	13%	523,129	6%
Other assets	714,965	649,700	10%	687,028	4%

	$32,134,821	$26,879,592	20%	$28,687,810	12%

Liabilities & Shareholders’ Equity
Deposits:
Regular savings	$2,703,160	$2,517,632	7%	$2,546,018	6%
Retail money market and NOW accounts	8,168,207	7,268,948	12%	7,907,513	3%
Retail certificates of deposit	4,753,407	4,592,577	4%	4,484,370	6%
Brokered deposits	80,951	—	NM	576	NM
Noninterest bearing deposits	4,215,574	3,578,609	18%	4,289,104	-2%

Total deposits	19,921,299	17,957,766	11%	19,227,581	4%
Borrowings from the Federal Home Loan Bank	2,334,096	1,485,014	57%	1,997,336	17%
Federal funds purchased and securities sold under repurchase agreements	2,240,947	3,823,452	-41%	2,952,476	-24%
Subordinated debt and senior notes	377,349	362,961	4%	346,879	9%
Other borrowings	26,802	60,778	-56%	382,385	-93%
Junior subordinated debentures	374,699	306,173	22%	311,629	20%
Deferred tax liability related to other identifiable intangible assets	268,303	12,072	NM	17,632	NM
Other liabilities	242,833	219,465	11%	275,778	-12%

Total liabilities	25,786,328	24,227,681	6%	25,511,696	1%

Shareholders’ equity	6,348,493	2,651,911	NM	3,176,114	NM

	$32,134,821	$26,879,592	20%	$28,687,810	12%

NM — Calculated % change is not meaningful.

TD Banknorth Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands, except per share data)

	Predecessor	Successor	Combined	Predecessor
	Two Months Ended		Three Months Ended	Three Months Ended
	February 28,	Month of March	March 31,	March 31,	%
	2005	2005	2005	2004	Change
Interest and dividend income	$229,619	$116,422	$346,041	$292,652	18%
Interest expense	63,348	27,564	90,912	75,043	21%

Net interest income	166,271	88,858	255,129	217,609	17%
Provision for loan and lease losses	1,069	1,000	2,069	9,500	-78%

Net interest income after provision for loan and lease losses	165,202	87,858	253,060	208,109	22%

Noninterest income:
Deposit services	18,359	9,823	28,182	26,153	8%
Insurance brokerage commissions	8,252	5,640	13,892	13,736	1%
Merchant and electronic banking income, net	7,751	5,363	13,114	10,404	26%
Wealth management services	6,959	3,545	10,504	9,149	15%
Bank-owned life insurance	4,169	1,929	6,098	5,496	11%
Investment planning services	2,815	1,874	4,689	4,839	-3%
Net securities gains/(losses)	(46,548)	(3,928)	(50,476)	3,581	NM
Loans held for sale — lower of cost or market adjustment	(7,500)	—	(7,500)	—	NM
Change in unrealized loss on derivatives	—	(8,175)	(8,175)	—	NM
Other noninterest income	7,617	5,280	12,897	14,859	-13%

	1,874	21,351	23,225	88,217	-74%

Noninterest expense:
Salaries and employee benefits	67,977	32,891	100,868	87,534	15%
Occupancy and equipment	19,851	10,887	30,738	27,599	11%
Data processing	7,233	3,800	11,033	10,436	6%
Advertising and marketing	4,373	2,322	6,695	7,523	-11%
Amortization of identifiable intangible assets	1,561	9,934	11,495	1,904	NM
Merger and consolidation costs (1)	27,264	3,927	31,191	1,614	NM
Prepayment penalties on borrowings	6,300	3	6,303	—	NM
Other noninterest expense	15,887	8,899	24,786	23,109	7%

	150,446	72,663	223,109	159,719	40%

Income before income tax expense	16,630	36,546	53,176	136,607	-61%
Income tax expense	6,182	12,919	19,101	46,280	-59%

Net Income	$10,448	$23,627	$34,075	$90,327	-62%

Weighted average shares outstanding:
Basic			183,393	162,965	13%
Diluted			184,890	166,657	11%
Earnings per share:
Basic			$0.19	$0.55	-65%
Diluted			0.18	0.54	-67%

(1) Merger and consolidation costs consist of merger charges and certain asset write-downs.
NM — calculated % change is not meaningful

TD Banknorth Inc. and Subsidiaries

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(In thousands, except per share data)

	Combined	Predecessor
	Three Months Ended	Three Months Ended
	March 31,	March 31,	%
	2005	2004	Change
Net interest income	$255,129	$217,609	17%
Net income	$34,075	$90,327	-62%
Shares outstanding (end of period)	173,208	163,046	6%
Weighted average shares outstanding:
Basic	183,393	162,965	13%
Diluted	184,890	166,657	11%
Earnings per share:
Basic	$0.19	$0.55	-65%
Diluted	$0.18	$0.54	-67%
Shareholders’ equity (end of period)	$6,348,493	$2,651,911	NM
Book value per share (end of period)	$36.65	$16.26	NM
Tangible book value per share (end of period)	$7.63	$9.21	-17%
			Nominal
RATIOS & OTHER INFORMATION:			Inc/(Dec)
Net interest margin, fully-taxable equivalent basis	3.97%	3.68%	0.29%
Return on average assets	0.45%	1.37%	-0.92%
Return on average equity	3.09%	14.13%	NM
At period end:
Tangible equity/tangible assets	4.92%	5.84%	-0.92%
Tier 1 leverage capital ratio (1)	6.29%	6.84%	-0.55%
Tier 1 risk based capital ratio	7.97%	9.18%	-1.21%
Total risk based capital ratio	10.13%	11.47%	-1.34%
Nonperforming loans (2)	$62,916	$67,854	-7%
Total nonperforming assets (2)	$68,928	$70,554	-2%
Nonperforming loans as a % of total loans	0.32%	0.41%	-0.09%
Nonperforming assets as a % of total assets	0.21%	0.26%	-0.05%
Full service banking offices	396	358
FINANCIAL INFORMATION AND RATIOS EXCLUDING CERTAIN ITEMS (Non-GAAP Financial Information):
Noninterest income as a percent of total income (3)	25.94%	28.00%	-2.06%
Merger and consolidation costs, net of tax (4)	$28,689	$1,049	NM
Per diluted share:	$0.16	$0.01	NM
Deleveraging losses, net of tax basis (5)	$41,562	—	NM
Per diluted share:	$0.22	—	NM
Noninterest income (6)	$89,376	$84,636	6%
Noninterest expense (7)	$174,120	$156,201	11%
Return on average assets (8)	1.38%	1.39%	-0.01%
Cash return on average tangible assets (8) (9)	1.63%	1.47%	0.16%
Return on average equity (8)	9.45%	14.29%	-4.84%
Cash return on average tangible equity (8) (9)	25.70%	26.21%	-0.51%
Efficiency ratio (10)	53.88%	52.31%	1.57%
Cash efficiency ratio (11)	50.54%	51.68%	-1.14%

(1)	The tier 1 leverage ratio at March 31, 2005 is estimated.

(2)	During the three months ended March 31, 2005, nonperforming loans and nonperforming assets were reduced by $21.4 million of specific reserves on impaired loans which were applied to reduce the loan balance under SOP 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer”.

(3)	Excludes securities gains/(losses), lower of cost or market adjustments, and change in unrealized loss on derivatives.

(4)	Merger and consolidation costs consist of merger related charges and certain asset write-downs.

(5)	Deleveraging losses consist of losses on securities sales, lower of cost or market adjustments and prepayment penalties on borrowings incurred in connection with a balance sheet restructuring in the first quarter of 2005.

(6)	Excludes securities gains/(losses), lower of cost or market adjustments, and change in unrealized loss on derivatives.

(7)	Excludes pre-tax merger and consolidation costs, prepayment penalties on borrowings, and amortization of intangible assets.

(8)	Excludes merger and consolidation costs and deleveraging losses, net of related tax benefits.

(9)	Cash ratios reflect adjustments to exclude the effects of intangible assets, net of related taxes.

(10)	Excludes securities gains/(losses), lower of cost or market adjustments, prepayment penalties on borrowings, change in unrealized loss on derivatives, and merger and consolidation costs.

(11)	Excludes securities gains/(losses), lower of cost or market adjustments, prepayment penalties on borrowings, merger and consolidation costs, change in unrealized loss on derivatives, and amortization of intangible assets.

Ratios are annualized where appropriate.

See reconciliation table for a reconciliation of non-GAAP financial information.

TD Banknorth Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCE SHEETS (Unaudited)

	Combined (1)		Predecessor
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2005		2004
	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate

Assets
Loans and leases (2)
Residential real estate mortgages	$3,806,469	5.13%	$2,725,221	5.19%
Commercial real estate mortgages	6,447,894	5.96%	5,540,489	5.71%
Commercial loans and leases	4,018,664	5.65%	3,387,309	4.82%
Consumer loans and leases	5,501,291	5.47%	4,883,031	5.12%

	19,774,318	5.60%	16,536,050	5.27%
Securities	6,316,949	4.68%	7,339,247	4.22%
Federal funds sold and other short-term investments	11,427	2.96%	7,624	0.80%

Total earning assets	26,102,694	5.38%	23,882,921	4.94%
Bank-owned life insurance	545,954		490,428
Goodwill	2,517,379		1,127,670
Identifiable intangible assets	301,197		35,213
Noninterest-earning assets	1,238,280		990,795

Total assets	$30,705,504		$26,527,027

Liabilities & Shareholders’ Equity
Interest-bearing deposits:
Regular savings	$2,643,204	0.29%	$2,468,416	0.30%
Retail money market and NOW accounts	8,088,136	1.05%	7,118,939	0.80%
Retail certificates of deposit	4,698,450	1.90%	4,660,009	1.97%
Brokered deposits	65,860	3.90%	—	—

Total interest-bearing deposits	15,495,650	1.19%	14,247,364	1.10%
Borrowed funds	6,154,440	2.99%	6,048,457	2.41%

Total interest-bearing liabilities	21,650,090	1.70%	20,295,821	1.48%
Noninterest bearing deposits	4,221,735		3,487,716
Deferred tax liability related to other identifiable intangible assets	105,419		12,325
Other liabilities	250,610		159,259
Shareholders’ equity	4,477,650		2,571,906

Total liabilities and shareholders’ equity	$30,705,504		$26,527,027

Net earning assets	$4,452,604		$3,587,100

Net interest income (fully-taxable equivalent)	$256,871		$219,099
Less: fully-taxable equivalent adjustments	(1,742)		(1,490)

Net interest income	$255,129		$217,609

Net interest rate spread (fully-taxable equivalent)		3.68%		3.46%
Net interest margin (fully-taxable equivalent)		3.97%		3.68%

(1)	Includes two months of average balances based on historical cost and one month of average balances based on purchase accounting adjustments recorded as of 3/1/05. Had the acquisition occurred at the beginning of the quarter, noninterest-earning assets, total assets, shareholders’ equity, and total liabilities and shareholders’ equity would have been approximately $2.5 billion higher than the amounts in the above table, primarily related to intangible assets.

(2)	Loans and leases include portfolio loans and leases, loans held for sale and nonperforming loans.

TD Banknorth Inc. and Subsidiaries

Asset Quality (unaudited)
(Dollars in thousands)

	Successor	Predecessor	Predecessor	Predecessor	Predecessor
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Nonperforming assets:
Residential real estate mortgages	$8,614	$7,846	$7,274	$7,870	$7,990
Commercial real estate mortgages	23,553 (1)	29,948	33,249	27,951	24,619
Commercial business loans and leases	24,520 (2)	32,421	18,573	23,636	28,978
Consumer loans and leases	6,229	7,344	6,827	5,685	6,267

Total nonperforming loans and leases	62,916	77,559	65,923	65,142	67,854
Other nonperforming assets, net	6,012	3,544	2,056	2,025	2,700

Total nonperforming assets	$68,928 (3)	$81,103	$67,979	$67,167	$70,554

Allowance for loan and lease losses	$228,165	$243,152	$242,885	$247,620	$233,297
Liability for unfunded credit commitments (4)	6,707	6,707	6,600	—	—

Total reserve for credit losses	$234,872 (3)	$249,859	$249,485	$247,620	$233,297

Net loan charge-offs (recoveries):
Residential real estate mortgages	$57	($9)	$86	($42)	($72)
Commercial real estate mortgages	4,032	(486)	(530)	(663)	(446)

Total real estate mortgages	4,089	(495)	(444)	(705)	(518)
Commercial business loans and leases	545	5,594	2,939	3,387	1,785
Consumer loans and leases	5,481	5,305	6,310	6,160	7,223

Total net charge-offs	$10,115	$10,404	$8,805	$8,842	$8,490

Ratios:
Reserve for credit losses to total loans and leases	1.20%	1.34%	1.36%	1.37%	1.40%
Reserve for credit losses to nonperforming loans	373.31%	322.15%	378.45%	380.12%	343.82%
Nonperforming loans to total loans and leases	0.32%	0.42%	0.36%	0.36%	0.41%
Nonperforming assets to total assets	0.21%	0.28%	0.23%	0.23%	0.26%
Net charge-offs to average loans — QTD (5)	0.21%	0.22%	0.19%	0.20%	0.21%

(1)	As of 3/1/05, specific reserves of $6.9 million were applied to reduce the individual loan balances on impaired commercial real estate loans.

(2)	As of 3/1/05, specific reserves of $14.5 million were applied to reduce the individual loan balances on impaired commercial business loans and leases.

(3)	The decreases in nonperforming assets and total reserve for credit losses reflect the application of specific reserves against certain nonperforming loans and leases to the carrying value of such assets in accordance with the purchase method of accounting.

(4)	Commencing in the third quarter 2004, amounts have been transferred from the allowance for loan and lease losses to a liability account related to reserves for off-balance sheet loan commitments.

(5)	Annualized.

TD Banknorth Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except per share data)	Successor	Predecessor
	Three	Three	Three	Three	Three
	Months Ended	Months Ended	Months Ended	Months Ended	Months Ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Interest and dividend income	$346,041	$329,846	$325,361	$309,146	$292,652
Interest expense	90,912	83,783	85,701	79,096	75,043

Net interest income	255,129	246,063	239,660	230,050	217,609
Provision for loan and lease losses	2,069	10,670	10,670	9,500	9,500

Net interest income after provision for loan and lease losses	253,060	235,393	228,990	220,550	208,109

Noninterest income:
Deposit services	28,182	28,326	27,583	27,260	26,153
Insurance brokerage commissions	13,892	11,880	12,417	12,278	13,736
Merchant and electronic banking income, net	13,114	13,368	13,723	13,069	10,404
Wealth management services	10,504	10,489	10,280	9,870	9,149
Bank-owned life insurance	6,098	5,779	5,732	6,275	5,496
Investment planning services	4,689	4,799	4,634	5,146	4,839
Net securities gains/(losses)	(50,476)	(17,761)	3,124	3,355	3,581
Loans held for sale — lower of cost or market adjustment	(7,500)	—	—	—	—
Change in unrealized loss on derivatives	(8,175)	—	—	—	—
Other noninterest income	12,897	13,711	14,020	12,223	14,859

	23,225	70,591	91,513	89,476	88,217

Noninterest expense:
Salaries and employee benefits	100,868	90,138	91,935	87,005	87,534
Occupancy and equipment	30,738	29,320	27,940	27,512	27,599
Data processing	11,033	11,568	11,118	10,018	10,436
Advertising and marketing	6,695	5,445	6,278	6,303	7,523
Amortization of identifiable intangible assets	11,495	2,260	2,379	2,084	1,904
Merger and consolidation costs (2)	31,191	38,286	5,603	4,135	1,614
Prepayment penalties on borrowings	6,303	61,546	—	—	—
Other noninterest expense	24,786	28,796	28,945	26,769	23,109

	223,109	267,359	174,198	163,826	159,719

Income before income tax expense	53,176	38,625	146,305	146,200	136,607
Income tax expense	19,101	17,927	48,534	50,353	46,280

Net Income	$34,075	$20,698	$97,771	$95,847	$90,327

Weighted average shares outstanding:
Basic	183,393	177,071	173,271	169,637	162,965
Diluted	184,890	179,953	176,756	173,109	166,657
Earnings per share:
Basic	$0.19	$0.12	$0.56	$0.57	$0.55
Diluted	0.18	0.12	0.55	0.55	0.54

(1)	Included two months of results based on historical cost and one month results based on purchase accounting adjustments recorded as of 3/1/05.

(2)	Merger and consolidation costs consist of merger charges and certain asset write-downs.

TD Banknorth Inc. and Subsidiaries

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(In thousands, except per share data)	Combined	Predecessor
	Three	Three	Three	Three	Three
	Months Ended	Months Ended	Months Ended	Months Ended	Months Ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Net interest income	$255,129	$246,063	$239,660	$230,050	$217,609
Net income	$34,075	$20,698	$97,771	$95,847	$90,327
Shares outstanding (end of period)	173,208	179,298	174,023	172,546	163,046
Weighted average shares outstanding:
Basic	183,393	177,071	173,271	169,637	162,965
Diluted	184,890	179,953	176,756	173,109	166,657
Earnings per share:
Basic	$0.19	$0.12	$0.56	$0.57	$0.55
Diluted	$0.18	$0.12	$0.55	$0.55	$0.54
Shareholders’ equity (end of period)	$6,348,493	$3,176,114	$3,046,242	$2,866,692	$2,651,911
Book value per share (end of period)	$36.65	$17.71	$17.50	$16.61	$16.26
Tangible book value per share (end of period)	$7.63	$9.91	$9.44	$8.50	$9.21
RATIOS & OTHER INFORMATION:
Net interest margin, fully-taxable equivalent basis	3.97%	3.87%	3.68%	3.66%	3.68%
Return on average assets	0.45%	0.29%	1.33%	1.36%	1.37%
Return on average equity	3.09%	2.66%	13.24%	13.54%	14.13%
At period end:
Tangible equity/tangible assets	4.92%	6.52%	5.96%	5.27%	5.84%
Tier 1 leverage capital ratio (1)	6.29%	7.58%	6.95%	6.80%	6.84%
Tier 1 risk based captial ratio	7.97%	9.96%	9.42%	8.97%	9.18%
Total risk based capital ratio	10.13%	12.16%	11.62%	11.13%	11.47%
Nonperforming loans (2)	$62,916	$77,559	$65,923	$65,142	$67,854
Total nonperforming assets (2)	$68,928	$81,103	$67,979	$67,167	$70,554
Nonperforming loans as a % of total loans	0.32%	0.42%	0.36%	0.36%	0.41%
Nonperforming assets as a % of total assets	0.21%	0.28%	0.23%	0.23%	0.26%
Full service banking offices	396	386	387	389	358
FINANCIAL INFORMATION AND RATIOS EXCLUDING CERTAIN ITEMS (Non-GAAP Financial Information):
Noninterest income as a percent of total income (3)	25.94%	26.42%	26.94%	27.24%	28.00%
Merger and consolidation costs, net of tax (4)	$28,689	$32,316	$4,342	$2,687	$1,049
Per diluted share:	$0.16	$0.17	$0.03	$0.02	$0.01
Deleveraging, net of tax basis (5)	$41,562	$51,560	—	—	—
Per diluted share:	$0.22	$0.29	—	—	—
Noninterest income (6)	$89,376	$88,352	$88,389	$86,121	$84,636
Noninterest expense (7)	$174,120	$165,267	$166,216	$157,607	$156,201
Return on average assets (8)	1.38%	1.46%	1.39%	1.40%	1.39%
Cash return on average tangible assets (8) (9)	1.63%	1.55%	1.49%	1.49%	1.47%
Return on average equity (8)	9.45%	13.43%	13.82%	13.92%	14.29%
Cash return on average tangible equity (8) (9)	25.70%	24.89%	26.87%	26.39%	26.21%
Efficiency ratio (10)	53.88%	50.10%	51.39%	50.51%	52.31%
Cash efficiency ratio (11)	50.54%	49.42%	50.67%	49.85%	51.68%

(1)	The tier 1 leverage ratio at March 31, 2005 is estimated.

(2)	During the three months ended March 31, 2005, nonperforming loans and nonperforming assets were reduced by $21.4 million of specific reserves on impaired loans which were applied to reduce the loan balance under SOP 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer”.

(3)	Excludes securities gains/(losses), lower of cost or market adjustments, and change in unrealized loss on derivatives.

(4)	Merger and consolidation costs consist of merger related charges and certain asset write-downs.

(5)	Deleveraging losses consist of losses on securities sales, lower of cost or market adjustments and prepayment penalties on borrowings incurred in connection with a balance sheet restructuring in the fourth quarter 2004 and first quarter of 2005.

(6)	Excludes securities gains/(losses), lower of cost or market adjustments, and change in unrealized loss on derivatives.

(7)	Excludes pre-tax merger and consolidation costs, prepayment penalties on borrowings, and amortization of intangible assets.

(8)	Excludes merger and consolidation costs and deleveraging losses, net of related tax benefits.

(9)	Cash ratios reflect adjustments to exclude the effects of intangible assets, net of related taxes.

(10)	Excludes securities gains/(losses), lower of cost or market adjustments, prepayment penalties on borrowings, change in unrealized loss on derivatives, and merger and consolidation costs. (11) Excludes securities gains/(losses), lower of cost or market adjustments, prepayment penalties on borrowings, merger and consolidation costs, change in unrealized loss on derivatives, and amortization of intangible assets.

Ratios are annualized where appropriate.

See reconciliation table for a reconciliation of non-GAAP financial information.

TD Banknorth Inc. and Subsidiaries

Reconciliation Table — Non-GAAP Financial Information (Unaudited)

(In thousands, except per share data)	Combined	Predecessor
	Three	Three	Three	Three	Three
	Months Ended	Months Ended	Months Ended	Months Ended	Months Ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Net income (GAAP)	$34,075	$20,698	$97,771	$95,847	$90,327
Add back merger and consolidation costs and deleveraging losses, net of tax
Merger related	23,375	32,381	4,342	2,687	1,354
Change in unrealized loss on derivatives	5,314	—	—	—	—
Revised auto lease residual charge	—	(65)	—	—	(305)
Deleveraging	41,562	51,560	—	—	—

Excluding merger and consolidation costs and deleveraging losses	104,326	104,574	102,113	98,534	91,376
Add back amortization of intangibles, net of tax	7,472	1,470	1,547	1,355	1,238

Cash basis, excluding merger and consolidation costs and deleveraging losses	$111,798	$106,044	$103,660	$99,889	$92,614

Diluted earnings per share (GAAP)	$0.18	$0.12	$0.55	$0.55	$0.54
Effects of merger and consolidation costs and change in unrealized loss on derivatives, net of tax	0.16	0.17	0.03	0.02	0.01
Effects of deleveraging losses, net of tax	0.22	0.29	—	—	—

Excluding merger and consolidation costs, change in unrealized loss on derivatives, and deleveraging losses	0.56	0.58	0.58	0.57	0.55
Effects of amortization of intangibles, net of tax	0.04	0.01	0.01	0.01	0.01

Cash basis, excluding merger and consolidation costs, change in unrealized loss on derivatives, and deleveraging losses	$0.60	$0.59	$0.59	$0.58	$0.56

Average Assets (GAAP)	$30,705,504	$28,576,401	$29,176,108	$28,382,749	$26,527,027
Average goodwill	(2,517,379)	(1,368,912)	(1,369,166)	(1,295,806)	(1,127,670)
Average identifiable intangible assets	(301,197)	(50,645)	(53,568)	(44,164)	(35,213)

Average tangible assets	27,886,928	27,156,844	27,753,374	27,042,779	25,364,145

Average Equity (GAAP)	$4,477,650	$3,096,887	$2,938,735	$2,846,616	$2,571,905
Average goodwill	(2,517,379)	(1,368,912)	(1,369,166)	(1,295,806)	(1,127,670)
Average identifiable intangible assets	(301,197)	(50,645)	(53,568)	(44,164)	(35,213)
Average deferred tax liability related to other identifiable intangible assets	105,419	17,726	18,749	15,457	12,325

Average tangible equity	1,764,493	1,695,056	1,534,750	1,522,103	1,421,347

Return on average assets (GAAP)	0.45%	0.29%	1.33%	1.36%	1.37%
Effects of merger and consolidation costs and change in unrealized loss on derivatives, net of tax	0.38%	0.45%	0.06%	0.04%	0.02%
Effects of deleveraging losses, net of tax	0.55%	0.72%	—	—	—

Excluding merger and consolidation costs, change in unrealized loss on derivatives, and deleveraging losses	1.38%	1.46%	1.39%	1.40%	1.39%
Effects of amortization of intangibles, net of tax	0.25%	0.09%	0.10%	0.09%	0.08%

Cash basis, excluding merger and consolidation costs, change in unrealized loss on derivatives, and deleveraging losses	1.63%	1.55%	1.49%	1.49%	1.47%

Return on average equity (GAAP)	3.09%	2.66%	13.24%	13.54%	14.13%
Effects of merger and consolidation costs and change in unrealized loss on derivatives, net of tax	2.59%	4.15%	0.58%	0.38%	0.16%
Effects of deleveraging losses, net of tax	3.77%	6.62%	—	—	—

Excluding merger and consolidation costs, change in unrealized loss on derivatives, and deleveraging losses	9.45%	13.43%	13.82%	13.92%	14.29%
Effects of amortization of intangibles, net of tax	16.25%	11.46%	13.05%	12.47%	11.92%

Cash basis, excluding merger and consolidation costs, change in unrealized loss on derivatives, and deleveraging losses	25.70%	24.89%	26.87%	26.39%	26.21%

Efficiency ratio	80.15%	84.43%	52.60%	51.27%	52.23%
Effects of securities gains (losses) and prepayment penalties	-17.22%	-22.89%	0.50%	0.54%	0.61%
Effects of merger and consolidation costs and change in unrealized loss on derivatives	-9.05%	-11.44%	-1.71%	-1.30%	-0.53%

Excluding securities gains (losses), change in unrealized loss on derivatives, merger and consolidation costs, and prepayment penalties	53.88%	50.10%	51.39%	50.51%	52.31%
Effects of amortization of intangibles	-3.34%	-0.68%	-0.72%	-0.66%	-0.63%

Cash basis, excluding securities gains (losses), prepayment penalties, merger and consolidation costs, and change in unrealized loss on derivatives	50.54%	49.42%	50.67%	49.85%	51.68%

Noninterest Income	$23,225	$70,591	$91,513	$89,476	$88,217
Net securities gains (losses)	50,476	17,761	(3,124)	(3,355)	(3,581)
Lower of cost or market adjustments	7,500	—	—	—	—
Change in unrealized loss on derivatives	8,175	—	—	—	—

Excluding securities gains (losses), lower of cost or market adjustments, and change in unrealized loss on derivatives	$89,376	$88,352	$88,389	$86,121	$84,636

Noninterest Expense	$223,109	$267,359	$174,198	$163,826	$159,719
Merger and consolidation costs	(31,191)	(38,286)	(5,603)	(4,135)	(1,614)
Prepayment penalties on borrowings	(6,303)	(61,546)	—	—	—

Excluding merger and consolidation costs and prepayment penalties	$185,615	$167,527	$168,595	$159,691	$158,105
Amortization of intangibles	(11,495)	(2,260)	(2,379)	(2,084)	(1,904)

Excluding merger and consolidation costs, prepayment penalties, and amortization of intangibles	$174,120	$165,267	$166,216	$157,607	$156,201

TD Banknorth Inc. and Subsidiaries

EFFECTS OF PURCHASE ACCOUNTING ON CONSOLIDATED BALANCE SHEET (Unaudited)

	Historical Basis	March 1, 2005	Successor
	March 31,	Purchase Accounting Adjustments,	March 31,
(In thousands)	2005 (1)	Net of Amortization	2005
Cash and due from banks	$540,812	—	$540,812
Federal funds sold and other short-term investments	3,247	—	3,247
Securities available for sale	4,656,578	($456)	4,656,122
Securities held to maturity	80,259	—	80,259
Loans and leases held for sale	558,137	—	558,137
Loans and leases:
Residential real estate mortgages	3,424,898	(35,991)	3,388,907
Commercial real estate mortgages	6,480,825	78,634	6,559,459
Commercial business loans and leases	4,074,360	20,267	4,094,627
Consumer loans and leases	5,584,061	22,889	5,606,950

Total loans and leases	19,564,144	85,799	19,649,943
Less: Allowance for loan and lease losses	249,600	(21,435)	228,165

Loans and leases, net	19,314,544	107,234	19,421,778
Premises and equipment	308,109	—	308,109
Goodwill	1,503,642	3,033,981	4,537,623
Identifiable intangible assets	61,117	696,387	757,504
Bank-owned life insurance	556,265	—	556,265
Other assets	737,734	(22,769)	714,965

	$28,320,444	$3,814,377	$32,134,821

Liabilities & Shareholders’ Equity
Deposits:
Regular savings	$2,703,160	—	$2,703,160
Retail money market and NOW accounts	8,168,208	($1)	8,168,207
Retail certificates of deposit	4,709,291	44,116	4,753,407
Brokered deposits	80,951	—	80,951
Noninterest bearing deposits	4,215,574	—	4,215,574

Total deposits	19,877,184	44,115	19,921,299
Borrowings from the Federal Home Loan Bank	2,332,825	1,271	2,334,096
Federal funds purchased and securities sold under repurchase agreements	2,241,277	(330)	2,240,947
Subordinated debt and senior notes	344,003	33,346	377,349
Other borrowings	26,802	—	26,802
Junior subordinated debentures	353,069	21,630	374,699
Deferred tax liability on indentifiable intangible assets	21,391	246,912	268,303
Other liabilities	188,532	54,301	242,833

Total liabilities	25,385,083	401,245	25,786,328

Shareholders’ equity	2,935,361	3,413,132	6,348,493

	$28,320,444	$3,814,377	$32,134,821

(1)	Assumes that the transaction with TD was accounted for on a historical basis without adjustment of the values of TD Banknorth’s assets and liablilities under the purchase method, as required.

TD Banknorth Inc. and Subsidiaries

EFFECTS OF PURCHASE ACCOUNTING ON CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)

	Historical Basis		Combined (2)
	Three Months Ended	Net Effect of	Three Months Ended
(In thousands, except per share data)	March 31, 2005 (1)	Purchase Accounting	March 31, 2005
Interest and dividend income	$348,474	($2,433)	$346,041
Interest expense	95,016	(4,104)	90,912

Net interest income	253,458	1,671	255,129
Provision for loan and lease losses	2,069	—	2,069

Net interest income after provision for loan and lease losses	251,389	1,671	253,060

Noninterest income:
Deposit services	28,182	—	28,182
Insurance brokerage commissions	13,892	—	13,892
Merchant and electronic banking income, net	13,114	—	13,114
Wealth management services	10,504	—	10,504
Bank-owned life insurance	6,098	—	6,098
Investment planning services	4,689	—	4,689
Net securities gains/(losses)	(50,021)	(455)	(50,476)
Loans held for sale — lower of cost or market adjustment	(7,500)	—	(7,500)
Change in unrealized loss on derivatives	—	(8,175)	(8,175)
Other noninterest income	14,236	(1,339)	12,897

	33,194	(9,969)	23,225

Noninterest expense:
Salaries and employee benefits	101,658	(790)	100,868
Occupancy and equipment	30,738	—	30,738
Data processing	11,033	—	11,033
Advertising and marketing	6,695	—	6,695
Amortization of identifiable intangible assets	2,431	9,064	11,495
Merger and consolidation costs (3)	31,191	—	31,191
Prepayment penalties on borrowings	6,303	—	6,303
Other noninterest expense	24,785	1	24,786

	214,834	8,275	223,109

Income before income tax expense	69,749	(16,573)	53,176
Income tax expense	27,488	(8,387)	19,101

Net Income	$42,261	($8,186)	$34,075

Weighted average shares outstanding:
Basic	183,393	—	183,393
Diluted	184,890	—	184,890
Earnings per share:
Basic	$0.23	($0.04)	$0.19
Diluted	0.23	(0.05)	0.18

(1)	Assumes that the transaction with TD was accounted for on a historical basis without adjustment of the values of TD Banknorth’s assets and liabilities under the purchase method, as required.

(2)	Combines the predecessor period January 1, 2005 to February 28, 2005 with the successor period March 1, 2005 to March 31, 2005.

(3)	Merger and consolidation costs consist of merger charges and certain asset write-downs.

TD Banknorth Inc. and Subsidiaries

Identifiable Intangible Assets
Estimated Future Amortization Expense (Unaudited)

		Other	Total
	Core Deposit	Identifiable	Identifiable
	Intangibles	Intangibles	Intangibles
Amortization Expense:
January and February 2005 (Predecessor)	$1,237	$324	$1,561
March 2005 (Successor)	8,583	1,351	9,934

Three months ended March 31, 2005	9,820	1,675	11,495
Estimated Future Amortization Expense:
April 2005 through December 2005	77,250	12,156	89,406

Full Year 2005	87,070	13,831	100,901
2006	93,000	15,764	108,764
2007	72,667	15,033	87,700
2008	59,833	14,353	74,186
2009	49,667	13,723	63,390
thereafter	205,000	129,058	334,058